UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
OCTOBER 18, 2010
Date of Report (date of Earliest Event Reported)
Converted Organics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33304	20-4075963
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
137A LEWIS WHARF, BOSTON, MASSACHUSETTS 02110
(Address of principal executive offices and zip code)
617-624-0111
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sale of Equity Securities.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
Item 9.01 Financial Statement and Exhibits.
SIGNATURE
Ex-3.1
Ex-10.1
Ex-10.2
Ex-10.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Exchange Agreement
     On October 18, 2010, Converted Organics Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Oppenheimer Rochester National Municipals and Oppenheimer New Jersey Municipal Fund, each a series of Oppenheimer Multi-State Municipal Trust, a Massachusetts business trust (together, the “Bond Holder”). The Bond Holder was the sole holder of $17,500,000 aggregate principal amount Solid Waste Facilities Revenue Bonds (the “Bonds”) that were issued on behalf of Converted Organics of Woodbridge, LLC, a wholly owned subsidiary of the Company (“Converted Woodbridge”).
     Pursuant to the Exchange Agreement, the Bond Holder agreed to exchange: (i) the Bonds (which represented 100% of all Bonds), and (ii) class B warrants to purchase 2,284,409 shares the Company’s common stock (the “Class B Warrants”) for 17,500 shares of the Company’s newly authorized 1% Series A Convertible Preferred Stock (the “Series A Preferred Stock”). In addition, the Bond Holder agreed to waive all interest accrued and unpaid from February 1, 2010 until the date of the Exchange Agreement on the Bonds, and agreed to transfer to the Company approximately $600,000 that the Company had previously deposited into certain reserve accounts in connection with the Bonds.
     The description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
     Terms of the Series A Preferred
     To designate and establish the shares of Series A Preferred, the Company’s Board of Directors approved, and on October 18, 2010, the Company filed with the Delaware Secretary of State, a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designation”).
     Conversion; Conversion Price
     Each share of Series A Preferred is convertible into a number of shares of Common Stock equal to (1) the stated value of the share ($1,000), divided by (2) $0.543 (the “Conversion Price”).
     Dividends; Liquidation
     Holders of the Series A Preferred are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 1% per annum (subject to increase in certain circumstances), payable annually and on each conversion date. The dividends are payable, during the first three years after issuance, at the election of the Company, and thereafter, at the election of the holder, in cash or in shares of Company common stock valued at the Conversion Price (or in some combination thereof).
     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the greater of: (i) $0.01 for each share of Company common stock underlying the Series A Preferred Stock then held by holders, or (ii) the amount the holders would have received had the holders converted the Series A Preferred Stock then held into Company common stock immediately prior to the liquidation, dissolution or winding-up, in each case, before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.
     Voting

     The holders of the Series A Preferred have no voting rights except with respect to specified matters affecting the rights of the Series A Preferred.
     Negative Covenants
     As long as any shares of Series A Preferred Stock are outstanding, unless the holders of a majority-in-interest of the Series A Preferred Stock shall have otherwise given prior written consent, the Company may not amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders.
     The description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.
Termination and Surrender Agreement
     On October 18, 2010, the Company, Converted Woodbridge and Recycling Technology Development, LLC (“Lessor”) entered into a Termination and Surrender Agreement (“Termination Agreement”). The Lessor and Converted Woodbridge were parties to a lease that housed the Company’s facility located in Woodbridge, New Jersey (the “Woodbridge Facility”), which lease obligations were guaranteed by the Company. Converted Woodbridge was in default of the lease, and the future rent payable by Converted Woodbridge under the lease would have been approximately $9.4 million (“Future Rent”). In addition, the Lessor asserted claims for (i) unpaid sewer and trash removal charges; (ii) unpaid rent due Lessor for prior periods; (iii) certain costs and expenses incurred by Lessor in connection with certain litigation; (iv) damages that may result from the condition of the premises at the time of surrender; and (v) the required removal and disposal of abandoned inventory and materials (“Immediate Damages”).
     Pursuant to the Termination Agreement, the Lessor and Converted Woodbridge agreed to terminate the lease with Converted Woodbridge surrendering the premises and transferring all equipment, tools and fixtures owned by Converted Woodbridge and presently located at the premises. In satisfaction of the Immediate Damages, the Company agreed to issue the Lessor $500,000 of restricted shares of Company common stock.
     The description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.
Entry of Order Approving Stipulation for Settlement of Claim
     On October 18, 2010, the Superior Court of the State of California for the County of Los Angeles entered an Order Approving Stipulation for Settlement of Claim (the “Order”) in the matter entitled American Capital Management, LLC v. Converted Organics Inc. and Converted Organics of Woodbridge, LLC and Does 1-10 Inclusive. The Order provides for the full and final settlement of $11.3 million of claims, which includes ACM’s legal fees, expenses and costs, against the Company held by American Capital Management, LLC (“ACM”) (the “Claims”). The Claims include the Future Rent discussed above, which was acquired by ACM from the Lessor, as well as the acquisition of approximately $1.8 million of promissory notes issued by the Company to four contractors that had provided services to the Woodbridge Facility. ACM purchased the Claims from these parties pursuant to separate claims purchase agreements. Pursuant to the terms of the Order, the Company agreed to issue to ACM a total of 20,726,980 shares of Company common stock (the “Settlement Shares”) in full and final settlement of the Claims.
     The Settlement Shares are being issued pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, will be issued to ACM without any restriction on transfer or resale and without any restrictive or other legend. Pursuant to the Order, the Company is required to issue ACM, at any time, only such number of Settlement Shares as ACM requests in writing to the Company. ACM agreed in the Order that it may not deliver an issuance request at any particular time to the extent that it or any of its affiliates would as of such time beneficially own in excess of 4.99% of the Company’s common stock. Neither ACM nor the Company may waive this limitation without the consent of the holders of a majority of the Company’s common stock.
     The description of the Order does not purport to be complete and is qualified in its entirety by reference to the Order, which is filed as Exhibit 10.3 to this report and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     The information regarding the Termination Agreement set forth in Item 1.01 of this report is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
     In connection with the Termination Agreement, Converted Woodbridge surrendered the Woodbridge Facility and transferred all equipment, tools and fixtures owned by Converted Woodbridge and located at the Woodbridge Facility to the Lessor. The information set forth in Item 1.01 of this report regarding the transfer is incorporated herein by reference.
Item 3.02 Unregistered Sale of Equity Securities.
     The information set forth in Item 1.01 of this report regarding the issuance of the Series A Preferred Stock to the Bond Holder, the issuance of Company common stock to the Lessor and the issuance of Company common stock to ACM is incorporated herein by reference. The offer and sale of the Series A Preferred Stock to the Bond Holder and the Company common stock to the Lessor was effected in reliance upon Section 4(2) of the Securities Act, as the Bond Holder and Lessor represented that: (i) they are “accredited investors” as defined in the Securities Act, (ii) that the Series A Preferred Stock and Company common stock, as applicable, is being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof, and (iii) appropriate legends will be affixed to the securities. The offer and sale of the Company common stock to ACM was effected in reliance on Section 3(a)(10) of the Securities Act.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
     The information contained in Item 1.01 is hereby incorporated by reference. The Certificate of Designation, which authorizes a total of 17,500 shares of Series A Preferred, was filed with the Delaware Secretary of State on October 18, 2010 and was effective upon filing.
Item 9.01 Financial Statement and Exhibits.
(a)	Not applicable.

(b)	Included as Exhibit 99.1 are the pro forma unaudited consolidated financial statements, which gives effect to the Company executing the Exchange Agreement, Termination Agreement and Order.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, dated October 18, 2010

10.1	Exchange Agreement between Converted Organics Inc., Oppenheimer Rochester National Municipals and Oppenheimer New Jersey Municipal Fund, dated October 18, 2010.

10.2	Termination and Surrender Agreement between Converted Organics Inc., Organics of Woodbridge, LLC and Recycling Technology Development, LLC, dated October 18, 2010.

10.3	Order Approving Stipulation for Settlement of Claim in the matter entitled American Capital Management, LLC v. Converted Organics Inc. and Converted Organics of Woodbridge, LLC and Does 1-10 Inclusive.

99.1	Pro forma unaudited financial statements

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.
Date: October 19, 2010	By:	/s/ Edward J. Gildea
		Name:	Edward J. Gildea
		Title:	Chief Executive Officer